As filed with the Securities and Exchange Commission on November __, 2003

                           Registration No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              GPS INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

             Nevada                                    88-0350120
(State or other jurisdiction                 (I.R.S. Employee I.D. Number)
of incorporation or organization)


         Suite 214, 550 - 152nd Street, Surrey, British Columbia V35-8E7
           (Address of Principal Executive Office, including Zip Code)

             2000 STOCK OPTION PLAN AND 2001 STOCK COMPENSATION PLAN
                          (Full title of the agreement)

                                 (604) 576-7442
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             David L. Ficksman, Esq.
                                 Loeb & Loeb LLP
                      10100 Santa Monica Blvd., Suite 2200
                          Los Angeles, California 90067
                                 (310) 282-2350

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of
securities                   Proposed maximum  Proposed maximum      Amount of
to be         Amount to be   offering price   aggregate offering   registration
registered    registered(1)  per unit(2)         price                 fee
------------ -------------- ----------------- ------------------ ---------------
Common Stock  40,000,000
============ ============== ================= ================== ===============

 (1) This Registration Statement shall also cover any additional shares of Common Stock which becomes issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low prices on November ___, 2003.

                             INTRODUCTORY STATEMENT

                  This Registration Statement is being filed with respect to securities of the same class and issuable under the same employee benefit plans as the securities of the same class and issuable under the same employee benefit plans as the securities for which the Registrant filed Registration Statements on Form S-8 with the Securities and Exchange Commission on November 14, 2001, File No. 333-73298, and on September 6, 2002, File No. 333-99259, the contents of which are incorporated by reference herein.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

                  The information required by Part I, Item 1 is included in the Inforetech Wireless Technology, Inc. 2000 Stock Option Plan as amended by the First Agreement to the 2000 Stock Option Plan and the 2001 Stock Compensation Plan as amended by the Second Amendment to the 2001 Stock Compensation Plan, copies of which have been or will be sent to current and future participants as required by Rule 428 (b) (1) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.           Registration Information and Employee Plan Annual Information

                  Copies of the documents referenced in Item 1 and those incorporated by reference in Item 3 of Part II are available without charge to plan participants by contacting the Chief Executive Officer, GPS Industries, Inc., 5500-152nd Street, Suite 214, Surrey, BC Canada V35 8E7 telephone: (604) 576-7442.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The following documents previously filed by us with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference: (a) Annual Report on Form 10-KSB as filed with the Commission on April 4, 2003; (b) Definitive Information Statement on Schedule 14C as filed with the Commission on September 10, 2003 (the "Schedule 14C"); (c) Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2003 and June 30, 2003 as filed with the Commission on May 20, 2003 and August 21, 2003 respectively;

All documents subsequently filed by us pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

         The information contained in Items 4, 5 and 6 of Part II of the Registration Statement on Form S-8 filed November 14, 2001, File No. 333-73298 is incorporated by reference herein.



         Item 8.  Exhibits.

Exhibit No.

4.1 2000 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 File No. 333-73298 filed on November 11, 2001).

4.2 Amendment No. 1 to 2000 Stock Option Plan

4.3 2001 Stock Compensation Plan (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 File No. 333-73298 filed on November 11, 2001).

4.4 Amendment No. 2 to 2001 Stock Compensation Plan

5.1 Opinion of Loeb & Loeb LLP (including consent)

23.1 Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.2 Consent of Sherb & Co., LLP



            The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         SIGNATURES



         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Surrey, British Columbia on November 6, 2003.



                                                GPS INDUSTRIES, INC.

                                       By:  /s/ Robert C. Silzer, Sr.
                                                ------------------------
                                                Robert C. Silzer, Sr.
                                                Chief Executive Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



    Signature                    Title                        Date

/s/ Robert C. Silzer, Sr.    Chief Executive Officer, Chief   November 6, 2003
    ----------------------   Financial Officer and sole
    Robert C. Silzer, Sr.    Director

                                  EXHIBIT INDEX



Exhibit No.         Description

4.1 2000 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 File No. 333-73298 filed on November 11, 2001).

4.2 Amendment No. 1 to 2000 Stock Option Plan

4.3 2001 Stock Compensation Plan (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 File No. 333-73298 filed on November 11, 2001).

4.4 Amendment No. 2 to 2001 Stock Compensation Plan

5.1 Opinion of Loeb & Loeb LLP (including consent)

23.1 Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.2 Consent of Sherb & Co., LLP